UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 5, 2015

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 5, 2015, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter ended March 31, 2015. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated May 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2015	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated May 5, 2015

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces First Quarter 2015 Operating Earnings(1) of $26.6 million or $0.35 Per Diluted Common Share and Net Income Attributable to Common Shareholders of $32.4 Million or $0.41 Per Diluted Common Share

Highlights for the quarter ended March 31, 2015

•	Net operating earnings(1) of $26.6 million, or $0.35 per diluted common share compared with net operating earnings of $25.6 million, or $0.34 per diluted common share in the first quarter of 2014;

•	Annualized operating return on common equity(1) of 11.4% compared to 12.6% in the first quarter of 2014;

•
Net income attributable to Maiden common shareholders of $32.4 million or $0.41 per diluted common share compared with a loss of $4.1 million, or $0.06 per diluted common(6) share in the first quarter of 2014;

•	Annualized return on common equity was 13.9% compared to a negative annualized return on common equity of 2.0% in the first quarter of 2014;

•	Net premiums written increased 12.3% to $797.0 million for the first quarter of 2015 compared to the same period last year;

•	Combined ratio(11) of 98.2% compared to 97.7% in the first quarter of 2014;

•	Net investment income was $28.3 million, an increase of 1.5% compared to the first quarter of 2014; and

•	Book value per common share(4) of $13.11 increased 3.3% versus December 31, 2014.

HAMILTON, Bermuda - Maiden Holdings, Ltd. (NASDAQ:  MHLD) (“Maiden” or “the Company”) today reported first quarter 2015 net operating earnings(1) of $26.6 million compared with $25.6 million in the first quarter of 2014. First quarter 2015 net income attributable to Maiden common shareholders was $32.4 million compared to a net loss attributable to Maiden common shareholders of $4.1 million in the first quarter of 2014. First quarter 2014 net income was impacted by a non-recurring non-cash charge of $28.2 million, representing the accelerated amortization of both the original issue discount and issuance costs associated with the repayment of the Company’s 14% coupon junior subordinated debt (“TRUPs”).

Commenting on the Company's results, Art Raschbaum, Chief Executive Officer of Maiden, said: “During the first quarter of 2015, while market conditions remain competitive, we continue to see opportunities to expand relationships with current clients and to selectively establish new client relationships. Despite the impact of a stronger dollar and a challenging low interest rate environment, we continued to enjoy a significant expansion in investable assets in the quarter. Although quarterly investment income reflects some of the challenges of putting that cash to work, as we move to fully invest record levels of cash, we expect a continued improvement in operating earnings.”

Results for the quarter ended March 31, 2015
Maiden reported first quarter 2015 net operating earnings(1) of $26.6 million, or $0.35 per diluted common share compared with $25.6 million, or $0.34 per diluted common share in the first quarter of 2014. Net income attributable to common shareholders was $32.4 million or $0.41 per diluted common share compared with a loss of $4.1 million or $0.06 per diluted common(6) share in the first quarter of 2014.

In the first quarter of 2015, gross premiums written increased 15.5% to $834.3 million from $722.4 million in the first quarter of 2014. Net premiums written totaled $797.0 million in the first quarter of 2015, an increase of 12.3% compared to the first quarter of 2014.  The Diversified Reinsurance segment’s net premiums written totaled $294.2 million, an increase of 0.9% versus the first quarter of 2014. Within the Diversified Reinsurance segment, U.S. growth was largely offset by the impact of foreign exchange and lower premiums in the first quarter of 2015 from the international portfolio at IIS. In the AmTrust Reinsurance segment, net premiums written increased by 20.0% to $502.8 million compared to the first quarter of 2014 reflecting the continued impact of the premiums associated with the Tower Group transaction.

Net premiums earned of $577.3 million increased 11.2% compared to the first quarter of 2014.   In the Diversified Reinsurance segment, net premiums earned decreased 3.4% to $192.7 million compared to the first quarter of 2014. The AmTrust Reinsurance segment earned premiums were up 26.1% to $384.6 million compared to the first quarter of 2014.

Net loss and loss adjustment expenses of $377.4 million were up 7.4% compared to the first quarter of 2014.  The loss ratio(7) of 64.8% was lower than the 67.0% reported in the first quarter of 2014.

Commission and other acquisition expenses, including general and administrative expenses, increased $33.6 million to $194.6 million in the first quarter of 2015, compared to the same quarter a year ago. The total expense ratio(10) rose to 33.4% for the first quarter of 2015 compared with 30.7% in the same quarter last year, due to a change in business mix. General and administrative expenses for the first quarter of 2015 totaled $16.3 million compared with $14.9 million in the first quarter of 2014. The general and administrative expense ratio(9) was 2.8% in the first quarters of 2015 and 2014.

The combined ratio(11) for the first quarter of 2015 totaled 98.2% compared with 97.7% in the first quarter of 2014. The Diversified Reinsurance segment combined ratio was 101.2% in the first quarter of 2015, up from 97.6% in the first quarter of 2014. The higher Diversified Reinsurance segment combined ratio was primarily impacted by foreign exchange, large loss activity in European auto, and to a lesser extent underperformance of U.S. commercial auto. The AmTrust Reinsurance segment reported a combined ratio of 94.6% in the first quarter of 2015 compared to 95.6% in the first quarter of 2014. The improved combined ratio for the AmTrust Reinsurance segment was due to improved rates and higher premium volume in workers’ compensation business.

Net investment income of $28.3 million in the first quarter of 2015 increased 1.5% compared to the first quarter of 2014 and was down 11.0% compared to $31.7 million in the fourth quarter of 2014. As of March 31, 2015, the average yield on the fixed income portfolio (excluding cash) is 3.49% with an average duration of 4.43 years. Cash and cash equivalents were $641.2 million as at March 31, 2015 or $248.7 million higher than at year end 2014.

Total assets increased 6.6% to $5.5 billion at March 31, 2015 compared to $5.2 billion at year-end 2014.   Shareholders' equity was $1.3 billion, up 2.9% compared to December 31, 2014. Book value per common share was $13.11 at March 31, 2015 or 3.3% higher than at December 31, 2014.

During the first quarter of 2015, the Board of Directors declared dividends of $0.13 per common share, $0.515625 per Series A preference share and $0.90625 per Series B preference share.

(1)(4)(6) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(7)(9)(10)(11) Loss ratio, general and administrative expense ratio, expense ratio and combined ratio are operating metrics. Please see the additional information on these measures under Segment information tables.

Conference Call

Maiden’s Chief Executive Officer, Art Raschbaum and Chief Financial Officer, Karen Schmitt will review these results tomorrow morning via teleconference and live audio webcast beginning at 8:30 a.m. ET.

To participate in the conference call, please access one of the following at least five minutes prior to the start time:

U.S. Callers: 1.877.734.5373
Outside U.S. Callers: 1.973.200.3059
Passcode: 35606023
Webcast: http://www.maiden.bm/presentations_conferences

A replay of the conference call will be available beginning at 11:30 a.m. ET on May 6, 2015 through midnight on May 13, 2015. To listen to the replay, please dial toll free: 1.855.859.2056 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 35606023; or access http://www.maiden.bm/presentations_conferences

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of March 31, 2015, Maiden had $5.5 billion in assets and shareholders' equity of $1.3 billion.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:

Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

Maiden Holdings, Ltd.
Balance Sheet
(in thousands of U.S. dollars, except per share data)

	March 31, 2015 (Unaudited)	December 31, 2014 (Audited)
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (Amortized cost 2015: $3,279,749; 2014: $3,379,864)	$3,350,932	$3,456,904
Other investments, at fair value (Cost 2015: $10,955; 2013: $10,862)	11,730	12,571
Total investments	3,362,662	3,469,475
Cash and cash equivalents	168,121	108,119
Restricted cash and cash equivalents	473,066	284,381
Accrued investment income	25,791	27,524
Reinsurance balances receivable, net	636,230	512,996
Reinsurance recoverable on unpaid losses	79,271	75,873
Loan to related party	167,975	167,975
Deferred commission and other acquisition costs, net	430,871	372,487
Goodwill and intangible assets, net	86,626	87,336
Other assets	76,727	57,926
Total assets	$5,507,340	$5,164,092
LIABILITIES
Reserve for loss and loss adjustment expenses	$2,331,508	$2,271,292
Unearned premiums	1,437,492	1,207,757
Accrued expenses and other liabilities	100,755	83,877
Senior notes	360,000	360,000
Total liabilities	4,229,755	3,922,926
Commitments and Contingencies
EQUITY
Preference shares	315,000	315,000
Common shares	744	739
Additional paid-in capital	580,477	578,445
Accumulated other comprehensive income	107,498	95,293
Retained earnings	277,938	255,084
Treasury shares, at cost	(4,521)	(3,867)
Total Maiden shareholders’ equity	1,277,136	1,240,694
Noncontrolling interest in subsidiaries	449	472
Total equity	1,277,585	1,241,166
Total liabilities and equity	$5,507,340	$5,164,092

Book value per common share(4)	$13.11	$12.69

Common shares outstanding	73,409,894	72,932,702

Maiden Holdings, Ltd.
Income Statement
(in thousands of U.S. dollars, except per share data)
(Unaudited)

	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014
Revenues:
Gross premiums written	$834,266	$722,382
Net premiums written	$796,983	$709,892
Change in unearned premiums	(219,664)	(190,662)
Net premiums earned	577,319	519,230
Other insurance revenue	4,979	5,162
Net investment income	28,260	27,842
Net realized gains on investment	869	88
Total revenues	611,427	552,322
Expenses:
Net loss and loss adjustment expenses	377,406	351,344
Commission and other acquisition expenses	178,342	146,082
General and administrative expenses	16,289	14,924
Total expenses	572,037	512,350
Income from operations(2)	39,390	39,972
Other expenses
Interest and amortization expenses	(7,172)	(8,064)
Accelerated amortization of junior subordinated debt discount and issuance cost	—	(28,240)
Amortization of intangible assets	(710)	(819)
Foreign exchange gains	7,826	138
Total other expenses	(56)	(36,985)
Income before income taxes	39,334	2,987
Income tax expense	800	926
Net income	38,534	2,061
Less: income attributable to noncontrolling interest	(45)	(39)
Net income attributable to Maiden	38,489	2,022
Dividends on preference shares	(6,084)	(6,084)
Net income (loss) attributable to Maiden common shareholders	$32,405	$(4,062)
Net operating earnings attributable to Maiden common shareholders(1)	$26,634	$25,553
Basic earnings (loss) per common share attributable to Maiden shareholders	$0.44	$(0.06)
Diluted earnings (loss) per common share attributable to Maiden shareholders(6)	$0.41	$(0.06)
Basic operating earnings per common share attributable to Maiden shareholders	$0.36	$0.35
Diluted operating earnings per common share attributable to Maiden shareholders	$0.35	$0.34
Dividends declared per common share	$0.13	$0.11

Weighted average number of common shares - basic	73,084,412	72,708,113
Adjusted weighted average number of common shares and assumed conversions - diluted	85,263,785	84,600,741

Net loss and loss adjustment expense ratio(7)	64.8%	67.0%
Commission and other acquisition expense ratio(8)	30.6%	27.9%
General and administrative expense ratio(9)	2.8%	2.8%
Expense ratio(10)	33.4%	30.7%
Combined ratio(11)	98.2%	97.7%
Annualized return on common equity	13.9%	(2.0)%
Annualized operating return on common equity	11.4%	12.6%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands of U.S. dollars, except per share data)
(Unaudited)

	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014
Reconciliation of net income (loss) attributable to Maiden common shareholders to net operating earnings:
Net income (loss) attributable to Maiden common shareholders	32,405	(4,062)
Add (subtract)
Net realized gains on investment	(869)	(88)
Foreign exchange gains	(7,826)	(138)
Amortization of intangible assets	710	819
Divested excess and surplus ("E&S") business and NGHC run-off	1,924	—
Interest expense incurred related to 7.75% senior notes prior to actual redemption of the junior subordinated debt	—	492
Accelerated amortization of junior subordinated debt discount and issuance cost	—	28,240
Non-cash deferred tax expense	290	290
Net operating earnings attributable to Maiden common shareholders(1)	$26,634	$25,553
Operating earnings per common share attributable to Maiden shareholders:
Basic earnings per common share attributable to Maiden shareholders	$0.36	$0.35
Diluted earnings per common share attributable to Maiden shareholders	$0.35	$0.34
Reconciliation of net income attributable to Maiden to income from operations:
Net income attributable to Maiden	$38,489	$2,022
Add (subtract)
Foreign exchange gains	(7,826)	(138)
Amortization of intangible assets	710	819
Interest and amortization expenses	7,172	8,064
Accelerated amortization of junior subordinated debt discount and issuance cost	—	28,240
Income tax expense	800	926
Income attributable to noncontrolling interest	45	39
Income from operations(2)	$39,390	$39,972

	March 31, 2015	December 31, 2014
Investable assets:
Total investments	$3,362,662	$3,469,475
Cash and cash equivalents	168,121	108,119
Restricted cash and cash equivalents	473,066	284,381
Loan to related party	167,975	167,975
Total investable assets(3)	$4,171,824	$4,029,950

	March 31, 2015	December 31, 2014
Capital:
Preference shares	$315,000	$315,000
Common shareholders' equity	962,136	925,694
Total Maiden shareholders' equity	1,277,136	1,240,694
2011 Senior Notes	107,500	107,500
2012 Senior Notes	100,000	100,000
2013 Senior Notes	152,500	152,500
Total capital resources(5)	$1,637,136	$1,600,694

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to Maiden common shareholders excluding realized and unrealized investment gains and losses, foreign exchange gains and losses, amortization of intangible assets, divested excess and surplus business and NGHC run-off, interest expense incurred related to 7.75% senior notes prior to actual redemption of the junior subordinated debt, accelerated amortization of junior subordinated debt discount and issuance cost and non-cash deferred tax expense and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden excluding foreign exchange gains and losses, amortization of intangible assets, interest and amortization expenses, accelerated amortization of junior subordinated debt and issuance cost, income tax expense and income or loss attributable to noncontrolling interest and should not be considered as an alternative to net income. The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

(3) Investable assets is the total of the Company's investments, cash and cash equivalents and loan to a related party.

(4) Book value per common share is calculated using common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding.

(5) Total capital resources is the sum of the Company's debt and Maiden shareholders' equity.

(6) In calculating the diluted loss per common share for the three months ended March 31, 2014, the weighted average number of common shares - basic was used as the effect of share options, restricted shares units and convertible preference shares were anti-dilutive.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars (000's))
(Unaudited)

For the Three Months Ended March 31, 2015	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$305,341	$528,926	$(1)	$834,266
Net premiums written	$294,198	$502,784	$1	$796,983
Net premiums earned	$192,684	$384,633	$2	$577,319
Other insurance revenue	4,979	—	—	4,979
Net loss and loss adjustment expenses	(132,386)	(243,094)	(1,926)	(377,406)
Commission and other acquisition expenses	(58,206)	(120,136)	—	(178,342)
General and administrative expenses	(9,413)	(747)	—	(10,160)
Underwriting (loss) income	$(2,342)	$20,656	$(1,924)	16,390
Reconciliation to net income
Net investment income and realized gains on investment				29,129
Interest and amortization expenses				(7,172)
Amortization of intangible assets				(710)
Foreign exchange gains				7,826
Other general and administrative expenses				(6,129)
Income tax expense				(800)
Net income				$38,534

Net loss and loss adjustment expense ratio(7)	67.0%	63.2%		64.8%
Commission and other acquisition expense ratio(8)	29.4%	31.2%		30.6%
General and administrative expense ratio(9)	4.8%	0.2%		2.8%
Combined ratio(11)	101.2%	94.6%		98.2%

For the Three Months Ended March 31, 2014	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$304,187	$419,010	$(815)	$722,382
Net premiums written	$291,640	$419,010	$(758)	$709,892
Net premiums earned	$199,547	$304,922	$14,761	$519,230
Other insurance revenue	5,162	—	—	5,162
Net loss and loss adjustment expenses	(138,663)	(200,413)	(12,268)	(351,344)
Commission and other acquisition expenses	(51,214)	(90,485)	(4,383)	(146,082)
General and administrative expenses	(9,876)	(499)	(199)	(10,574)
Underwriting income (loss)	$4,956	$13,525	$(2,089)	16,392
Reconciliation to net income
Net investment income and realized gains on investment				27,930
Interest and amortization expenses				(8,064)
Accelerated amortization of junior subordinated debt discount and issuance cost				(28,240)
Amortization of intangible assets				(819)
Foreign exchange gains				138
Other general and administrative expenses				(4,350)
Income tax expense				(926)
Net income				$2,061

Net loss and loss adjustment expense ratio(7)	67.7%	65.7%		67.0%
Commission and other acquisition expense ratio(8)	25.0%	29.7%		27.9%
General and administrative expense ratio(9)	4.9%	0.2%		2.8%
Combined ratio(11)	97.6%	95.6%		97.7%

(7) Calculated by dividing net loss and loss adjustment expenses by the sum of net premiums earned and other insurance revenue.
(8) Calculated by dividing commission and other acquisition expenses by the sum of net premiums earned and other insurance revenue.
(9) Calculated by dividing general and administrative expenses by the sum of net premiums earned and other insurance revenue.
(10) Calculated by adding together the commission and other acquisition expense ratio and general and administrative expense ratio.
(11) Calculated by adding together the net loss and loss adjustment expense ratio and expense ratio.